                                                                    EXHIBIT 10.8

                                Letter of Intent

     The Letter of Intent set forth, as of January 5, 1999, certain intentions for cooperation between ASPAC Communications, Inc. a company incorporated in Delaware ("Party A"), China Education and Research Network ("Party B", "CERNET"), and Beijing Xintaike Technology Development Center ("Party C").

     NOW THEREFORE, the three parties hereby agree as follows:

     1.  Scope of Cooperation
         (a) Party A, B and C will cooperate to provide satellite long distance backbone connections to the CERNET network
         (b) Party A, B and C agree to cooperate in developing network technology and its enhancement, and network applications.
         (c) Party A, B and C agree, to develop and provide fiber optic long distance backbone connection to the CERNET network.

     2.  Structure of Cooperation
         (a) To ensure the proper start of the cooperation project, all parties agree to establish a joint venture company to be responsible for the implementation of the project. Equity and future profits of the joint venture company shall be distributed in the following percentage:
              Party A:    70%     Party B:    20%      Party C:    10%

         (b) Upon signing of the Letter of Intent, the parties agree to form a preparation committee. Duties of the preparation committee shall include the following:
                  (i)  preparing the feasibility study report
                 (ii) drafting the cooperation agreement, Articles of Incorporation and Bylaws of the joint venture
                 (Full details regarding the establishment of the preparation committee will be discussed and agreed upon in a meeting to take place in January 1999 in Los Angeles.)

     3.  Responsibilities of the parties
         (a) Within 10 days of the satisfactory completion of the tasks specified in [2 (b)] and the signing of the cooperation agreement, Party A agrees to invest US$ 600,000 to the preparation committee as the project initial investment.
         (b) Subject to the competitiveness of the price, Party B agrees to fully utilize the joint venture's satellite transmission resources and sign a long term lease agreement of not less than 12 years to lease the satellite long distance backbone connections from the joint venture company.

         (c) Party C agrees to be responsible for the registration of the joint venture company, cooperate with the project development, implementation, equipment operation and maintenance.

     4.  Terms of Cooperation
         (a)  Duration of the Joint Venture is initially set to be 30 years.
         (b) The parties commit to sign a cooperation agreement, to be drafted by the preparation committee, to complete and finalize all details and further discussions of the Joint Venture in addition to this Letter of Intent.

     5.  Others
         (a) This Letter of Intent, the cooperation agreement to be signed in the future and all related businesses, activities shall be carried on in accordance with People's Republic of China and United States laws and regulations.
         (b) This Letter of Intent is effective upon signatures of all parties. In case of discrepancy between this Letter of Intent and the cooperation agreement, the cooperation agreement shall be deemed accurate and final.
         (c) This Preliminary Agreement has six sets of original copies with two sets to be held by each party. The parties may sign Supplements to the Letter of Intent, which shall be deemed original and all of which together with the Letter of Intent shall constitute one instrument.

Party A
ASPAC Communications, Inc.
/s/ Signature
------------------------------

Party B
China Education and Research Network
/s/ Signature
-------------

Party C
Beijing Xintaike Technology and Development Center
/s/ Signature
-------------